CONTACT:	Bruce Zurlnick	Leigh Parrish/Caren Barbara
	Senior Vice President and	Media Contact: Samantha Cohen
	Chief Financial Officer	Financial Dynamics
	Finlay Enterprises, Inc.	(212) 850-5600
(212) 808-2800

FOR IMMEDIATE RELEASE

FINLAY COMPLETES ASSET PURCHASE OF BAILEY BANKS & BIDDLE

New York, NY, November 12, 2007 -- Finlay Enterprises, Inc. (NASDAQ: FNLY), a leading retailer of fine jewelry operating luxury stand-alone specialty jewelry stores and licensed fine jewelry departments in department stores throughout the United States, announced today that it has completed the asset purchase of the Bailey Banks & Biddle division of Zale Corporation. Bailey Banks & Biddle operates a chain of 70 stand-alone retail stores in 24 states with a focus on the luxury market, offering jewelry and watches under high-end name brands.

The asset purchase price of $200 million was financed through a new $550 million five-year revolving credit facility provided by GE Corporate Lending, which replaced the Company’s existing credit facility. GE Capital Markets, Inc. is acting as sole bookrunner for the financing. A post closing inventory adjustment of approximately $25 million will also be financed through the new revolving credit facility.

As previously disclosed, the acquired assets are expected to generate sales of approximately $280 million to $300 million in the fiscal year ending January 31, 2009, which will be the first full year of operation following the completion of the transaction. After taking into account certain synergies of the transaction, the Company expects the acquisition to be accretive to fiscal 2008 earnings in excess of $.20 per diluted share, based on estimated EBITDA in the range of $23 million to $27 million. Additional financial information regarding the Bailey Banks & Biddle contribution for the fourth quarter will be provided in the Company’s third quarter earnings announcement and conference call scheduled for November 27, 2007.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, Inc., commented, “We are pleased to have completed the purchase of Bailey Banks & Biddle as it represents a significant milestone for our Company and a major step forward in executing on our stated strategy to grow and diversify our business through acquisitions. The transaction nearly triples the number of stand-alone jewelry stores that we operate and significantly expands our presence in the luxury market, which continues to be one of the most attractive segments of the jewelry business.”

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry operating luxury stand-alone specialty jewelry stores and licensed fine jewelry departments in department stores throughout the United States and achieved sales of $761.8 million in fiscal 2006. The number of locations at the end of the third quarter of fiscal 2007 totaled 729, including 33 Carlyle and five Congress specialty jewelry stores.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay’s current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.
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